Exhibit 10.42
FIRST AMENDMENT TO EMPLOYMENT AGREEMENT

    THIS FIRST AMENDMENT TO EMPLOYMENT AGREEMENT (the “Amendment”) is made and entered into as of February 11, 2025, by and between Bandwidth Inc., a Delaware corporation, having offices at 2230 Bandmate Way, Raleigh, North Carolina 27607 USA (“Bandwidth”), and Devesh Agarwal (“Executive”).

WHEREAS, Bandwidth and Executive previously entered into an Employment Agreement, dated as of July 1, 2022 (the “Employment Agreement”); and
WHEREAS, in connection with the promotion of Executive to Chief Operating Officer, Bandwidth and Executive desire to amend the Employment Agreement as provided herein.
NOW, THEREFORE, in consideration of the premises herein contained, Bandwidth and Executive hereby agree to amend the Employment Agreement as follows:
1.The first sentence of Section 3.1.1 is replaced in its entirety with the following:
“Beginning January 1, 2025, during the Employment Period Bandwidth will pay to Executive a salary at the initial rate of $400,000 per annum (the “Base Salary”).”
2.Section 3.2.1 is replaced in its entirety with the following:
“3.2.1    In addition to the Base Salary, each year during the Employment Period (beginning with Bandwidth’s 2025 fiscal year), Bandwidth will pay to Executive bonus compensation of up to 75% (the “Target Bonus”) of the Base Salary pursuant to Bandwidth’s Management By Objective (“MBO”) Plan (the “MBO Bonus Compensation”).”
3.    This Amendment does not supersede the terms and conditions of the Employment Agreement, except to the extent expressly described herein.

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IN WITNESS WHEREOF, the undersigned have executed this Amendment on the day and year first above written.

Bandwidth:

BANDWIDTH INC.

By    /s/ David A. Morken
David Morken
    Chief Executive Officer

Executive:

/s/ Devesh Agarwal
Devesh Agarwal

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